Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2013 FIRST QUARTER RESULTS

DENVER, COLORADO, Thursday, May 2, 2013. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended March 31, 2013.

2013 First Quarter Highlights and Comparisons to 2012 First Quarter

•	Net income of $22.5 million, or $0.45 per diluted share vs. net income of $2.3 million, or $0.04 per diluted share

•	Net new orders of 1,300 homes, up 22%

•	Backlog of 1,927 homes, up 30%; backlog dollar value up 45% to $693.1 million

•	Home sale revenues of $331.7 million, up 80%

•	Homes delivered of 1,018, up 64%

•	Gross margin from home sales of 17.4% vs. 14.1%, a 330 basis point increase

•	Improvement of 70 basis points vs. 16.7% in 2012 fourth quarter

•	SG&A expenses as a percentage of home sale revenues of 14.5% vs. 18.5%, a 400 basis point improvement

•	Homebuilding pretax income of $14.8 million vs. loss of $2.7 million

•	Financial services segment pretax profit of $7.7 million vs. pretax profit of $4.9 million

•	Acquired 1,652 lots in 53 communities, including 28 new communities

•	Total land acquisition spend of $118.0 million

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce a first quarter profit of $0.45 per diluted share, our fifth consecutive quarterly operating profit, with net income improving by $20.3 million over the prior year. Our favorable results were mostly attributable to significantly improved operating profits from our homebuilding segment, which continued to benefit from strong execution by our management team amidst improving market conditions, leading to increased volume and margin.”

Mr. Mizel continued, “Even after achieving significant order growth throughout 2012, during the first quarter of 2013 we realized a further 22% year-over-year increase on the strength of a monthly absorption rate of 3.0 net new home orders per active community, our highest level since 2006. The continued strengthening of our sales pace occurred even as we increased prices in most of our active subdivisions, reflecting an environment of improving demand for and low supply of single-family housing. Our focus on pricing has allowed us to again improve our gross margin percentage on both a sequential and year-over-year basis. Going forward, even though we expect increases in land and building costs based on improving demand, we continue to believe that it is a reasonable goal for our Company to improve gross margins on a sequential basis for the remainder of 2013.”

M.D.C. HOLDINGS, INC.

Mr. Mizel concluded, “The improvement in our gross margin during the quarter complemented a year-over-year increase in our home sale revenues of 80%, thereby driving significant operating leverage for our Company, as evidenced by a 600 basis point expansion in our homebuilding pretax operating margin to 4.5%. Based on the strength of our backlog, which ended the quarter with a sales value up 45% from a year ago, we believe that we are in a strong position to drive revenue increases to improve our operating leverage further in future periods. Given the expanding volume for our business, we remain focused on controlling land for our future and ended the first quarter with more than 12,700 lots controlled, an increase of 11% from the end of the 2012 fourth quarter. Furthermore, many of the new subdivisions we have acquired over the past few quarters have recently opened, giving us the opportunity to increase our active subdivision count in the second quarter on a sequential basis for the first time in six quarters.”

Homebuilding

Home sale revenues for the 2013 first quarter increased 80% to $331.7 million compared to $184.7 million for the prior year period. The increase in revenues resulted primarily from a 64% increase in homes delivered to 1,018 homes as compared to 619 in the prior year. The Company’s average selling price for homes closed was $325,900, up 9% year-over-year compared to $298,300 for the prior year period, largely due to price appreciation and lower incentives in many of our markets.

Gross margin from home sales for the 2013 first quarter increased to 17.4% from 14.1% for the year-earlier period. On a sequential basis, our 2013 first quarter gross margin from home sales was up 70 basis points as compared to 16.7% for the 2012 fourth quarter. The increase was attributable to the Company’s continued increases in pricing and decreased incentives in most of its markets over the prior 12 months.

SG&A expenses as a percentage of home sales revenues decreased by 400 basis points to 14.5% for the 2013 first quarter versus 18.5% for the same period in 2012. The improvement was the result of operating leverage created by the Company’s 80% year-over-year increase in home sale revenues, which far outpaced a year-over-year increase in the Company’s absolute level of SG&A expenses.

Net new orders for the 2013 first quarter increased 22% to 1,300 homes, compared to 1,063 homes during the same period in 2012. The Company’s monthly sales absorption rate for the 2013 first quarter rose 60% to 3.0 per community, compared to 1.9 per community for the 2012 first quarter. The Company’s cancellation rate for the 2013 first quarter was 18% versus 21% in the prior year first quarter and 24% in the 2012 fourth quarter.

The Company ended the 2013 first quarter with 1,927 homes in backlog, with an estimated sales value of $693.1 million, compared with a backlog of 1,487 homes with an estimated sales value of $477.1 million at March 31, 2012.

M.D.C. HOLDINGS, INC.

At March 31, 2013, we had 139 active subdivisions, down 6% from December 31, 2012, however, our lots owned and under option increased by 11% since December 31, 2012 to more than 12,700 lots. While we accelerated our land acquisition activity in the latter half of 2012 and into 2013, higher than expected sales rates over the past year resulted in various subdivisions selling out more quickly than anticipated. Additionally, many of the new subdivisions acquired over the past few quarters have recently opened, but did not yet meet our internal definition of an “active community” as of the end of the 2013 first quarter. As a result, at the end of the 2013 first quarter, the number of subdivisions classified as “soon to be active” exceeded the number classified as “soon to be inactive” for the first time in six quarters.

Financial Services

Income before taxes from our financial services operations for the 2013 first quarter was $7.7 million, compared to $4.9 million for the 2012 first quarter. The increase in pretax income primarily reflected a $2.7 million increase in our mortgage operations pretax income to $6.0 million for the 2013 first quarter, compared to $3.3 million in the 2012 first quarter. The improvement in our mortgage profitability was driven primarily by year-over-year increases in the volume of loans locked and originated.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 170,000 homebuyers. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic

M.D.C. HOLDINGS, INC.

conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended March 31, 2013, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance and Corporate Controller
(720) 977-3431
bob.martin@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per share amounts) (Unaudited)
Homebuilding:
Home sale revenues	$331,748	$184,678
Land sale revenues	—	1,590

Total home sale and land revenues	331,748	186,268

Home cost of sales	(274,076)	(158,654)
Land cost of sales	—	(1,490)

Total cost of sales	(274,076)	(160,144)

Gross margin	57,672	26,124

Gross margin %	17.4%	14.0%

Selling, general and administrative expenses	(48,201)	(34,124)
Interest income	6,182	5,913
Interest expense	(817)	(808)
Other income (expense), net	11	158

Homebuilding pretax income (loss)	14,847	(2,737)

Financial Services:
Revenues	12,506	7,720
Expenses	(5,642)	(3,665)
Interest and other income	875	807

Financial services pretax income	7,739	4,862

Income before income taxes	22,586	2,125
Benefit from (provision for) income taxes	(70)	140

Net income	$22,516	$2,265

Other comprehensive income:
Unrealized gain related to available for sales securities	2,535	6,548
Tax effect	—	—

Comprehensive income	$25,051	$8,813

Earnings per share:
Basic	$0.46	$0.04
Diluted	$0.45	$0.04
Weighted average common shares outstanding:
Basic	48,342,145	47,311,840
Diluted	48,922,335	47,382,921
Dividends declared per share	$—	$0.25

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$183,236	$129,535
Marketable securities	626,707	519,465
Restricted cash	2,526	1,859
Trade and other receivables	31,885	28,163
Inventories:
Housing completed or under construction	521,661	512,949
Land and land under development	534,438	489,572

Total inventories	1,056,099	1,002,521
Property and equipment, net	33,056	33,125
Deferred tax asset, net of valuation allowance of $238,795 and $248,306 at March 31, 2013 and December 31, 2012, respectively	—	—
Other assets	52,274	44,777

Total homebuilding assets	1,985,783	1,759,445
Financial Services:
Cash and cash equivalents	32,444	30,560
Marketable securities	33,292	32,473
Mortgage loans held-for-sale, net	86,429	119,953
Other assets	4,386	3,010

Total financial services assets	156,551	185,996

Total Assets	$2,142,334	$1,945,441

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$21,712	$73,055
Accrued liabilities	115,139	118,456
Senior notes, net	995,032	744,842

Total homebuilding liabilities	1,131,883	936,353
Financial Services:
Accounts payable and accrued liabilities	54,540	51,864
Mortgage repurchase facility	41,468	76,327

Total financial services liabilities	96,008	128,191

Total Liabilities	1,227,891	1,064,544
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,869,726 issued and outstanding at March 31, 2013 and 48,698,757 issued and outstanding, respectively, at December 31, 2012	489	487
Additional paid-in-capital	905,354	896,861
Retained earnings	1,227	(21,289)
Accumulated other comprehensive income (loss)	7,373	4,838

Total Stockholders’ Equity	914,443	880,897

Total Liabilities and Stockholders’ Equity	$2,142,334	$1,945,441

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$22,516	$2,265
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,376	2,611
Depreciation and amortization	1,078	1,307
Write-offs of land option deposits	226	82
Amortization of discount (premiums) on marketable debt securities	619	(152)
Net changes in assets and liabilities:
Restricted cash	(667)	(413)
Trade and other receivables	(3,970)	(11,062)
Mortgage loans held-for-sale	33,524	23,345
Housing completed or under construction	(8,618)	(45,875)
Land and land under development	(44,770)	17,000
Other assets	(6,696)	3,394
Accounts payable and accrued liabilities	(52,036)	(11,315)

Net cash used in operating activities	(55,418)	(18,813)

Investing Activities:
Purchase of marketable securities	(150,811)	(185,610)
Sale of marketable securities	44,668	182,021
Purchase of property and equipment	(926)	(364)

Net cash used in investing activities	(107,069)	(3,953)

Financing Activities:
Payments on mortgage repurchase facility	(79,769)	(53,625)
Advances on mortgage repurchase facility	44,910	30,763
Dividend payments	—	(11,994)
Proceeds from issuance of senior notes	247,813	—
Proceeds from exercise of stock options	5,118	—

Net cash provided by (used in) financing activities	218,072	(34,856)

Net increase (decrease) in cash and cash equivalents	55,585	(57,622)
Cash and cash equivalents:
Beginning of period	160,095	343,361

End of period	$215,680	$285,739

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries:

	Three Months Ended March 31,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	140	$33,161	$236.9	88	$17,957	$204.1	59%	85%	16%
California	146	49,589	339.7	55	17,993	327.1	165%	176%	4%
Nevada	133	32,745	246.2	106	21,596	203.7	25%	52%	21%
Washington	61	19,484	319.4	44	11,996	272.6	39%	62%	17%

West	480	134,979	281.2	293	69,542	237.3	64%	94%	18%

Colorado	304	113,488	373.3	125	44,963	359.7	143%	152%	4%
Utah	67	19,889	296.9	52	14,100	271.2	29%	41%	9%

Mountain	371	133,377	359.5	177	59,063	333.7	110%	126%	8%

Maryland	54	21,704	401.9	44	18,794	427.1	23%	15%	-6%
Virginia	63	29,119	462.2	59	26,155	443.3	7%	11%	4%
Florida	50	12,569	251.4	46	11,124	241.8	9%	13%	4%

East	167	63,392	379.6	149	56,073	376.3	12%	13%	1%

Total	1,018	$331,748	$325.9	619	$184,678	$298.3	64%	80%	9%

Net New Orders:

	Three Months Ended March 31,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	127	$30,293	$238.5	187	$38,174	$204.1	-32%	-21%	17%
California	164	60,401	368.3	121	40,131	331.7	36%	51%	11%
Nevada	170	47,042	276.7	166	33,716	203.1	2%	40%	36%
Washington	93	28,546	306.9	76	22,696	298.6	22%	26%	3%

West	554	166,282	300.1	550	134,717	244.9	1%	23%	23%

Colorado	418	147,589	353.1	235	84,147	358.1	78%	75%	-1%
Utah	65	20,238	311.4	68	18,804	276.5	-4%	8%	13%

Mountain	483	167,827	347.5	303	102,951	339.8	59%	63%	2%

Maryland	90	38,450	427.2	83	34,607	417.0	8%	11%	2%
Virginia	93	48,656	523.2	90	41,358	459.5	3%	18%	14%
Florida	80	19,981	249.8	36	8,134	225.9	122%	146%	11%
Illinois	—	—	—	1	235	235.0	N/M	N/M	N/M

East	263	107,087	407.2	210	84,334	401.6	25%	27%	1%

Total	1,300	$441,196	$339.4	1,063	$322,002	$302.9	22%	37%	12%

N/M - Not meaningful

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions:

	March 31,
	2013	2012	% Change
Arizona	16	22	-27%
California	12	18	-33%
Nevada	9	20	-55%
Washington	12	11	9%

West	49	71	-31%

Colorado	36	48	-25%
Utah	9	17	-47%

Mountain	45	65	-31%

Maryland	19	18	6%
Virginia	12	16	-25%
Florida	14	16	-13%

East	45	50	-10%

Total	139	186	-25%

Average for quarter ended	143	187	-24%

Backlog:

	March 31,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	137	$32,224	$235.2	227	$48,990	$215.8	-40%	-34%	9%
California	247	89,688	363.1	184	61,745	335.6	34%	45%	8%
Nevada	241	64,216	266.5	216	42,517	196.8	12%	51%	35%
Washington	111	36,118	325.4	86	25,900	301.2	29%	39%	8%

West	736	222,246	302.0	713	179,152	251.3	3%	24%	20%

Colorado	584	212,109	363.2	343	127,092	370.5	70%	67%	-2%
Utah	79	25,556	323.5	84	23,705	282.2	-6%	8%	15%

Mountain	663	237,665	358.5	427	150,797	353.2	55%	58%	2%

Maryland	219	95,970	438.2	152	64,121	421.8	44%	50%	4%
Virginia	215	111,823	520.1	134	67,095	500.7	60%	67%	4%
Florida	94	25,350	269.7	60	15,725	262.1	57%	61%	3%
Illinois	—	—	—	1	245	245.0	N/M	N/M	N/M

East	528	233,143	441.6	347	147,186	424.2	52%	58%	4%

Total	1,927	$693,054	$359.7	1,487	$477,135	$320.9	30%	45%	12%

N/M - Not meaningful

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	March 31,
	2013	2012	% Change
Unsold
Completed	222	147	51%
Under construction	514	380	35%

Total unsold started homes	736	527	40%

Sold homes under construction or completed	1,345	872	54%
Model homes	221	236	-6%

Total homes completed or under construction	2,302	1,635	41%

Lots Owned and Optioned (including homes completed or under construction):

	March 31, 2013			March 31, 2012
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,146	40	2,186	872	118	990	121%
California	997	—	997	1,329	—	1,329	-25%
Nevada	1,442	39	1,481	1,030	75	1,105	34%
Washington	493	168	661	439	97	536	23%

West	5,078	247	5,325	3,670	290	3,960	34%

Colorado	3,336	1,327	4,663	3,128	363	3,491	34%
Utah	465	13	478	528	—	528	-9%

Mountain	3,801	1,340	5,141	3,656	363	4,019	28%

Maryland	592	297	889	653	400	1,053	-16%
Virginia	507	287	794	649	156	805	-1%
Florida	479	113	592	289	255	544	9%
Illinois	—	—	—	125	—	125	N/M

East	1,578	697	2,275	1,716	811	2,527	-10%

Total	10,457	2,284	12,741	9,042	1,464	10,506	21%

N/M - Not meaningful